                                  Exhibit 2.1

                         Agreement and Plan of Merger

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             ALASKA GOLD COMPANY,

                           MUELLER INDUSTRIES, INC.

                                      AND

                        MUELLER ACQUISITION CORPORATION








                         Dated as of September 1, 1995

                               TABLE OF CONTENTS



                                   ARTICLE I

                                  THE MERGER
 SECTION 1.1.  Meeting of Alaska Gold's Stockholders; Proxy Statement;
         Schedule 13E-3 . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2.  The Merger . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3.  Conversion of Outstanding Shares . . . . . . . . . . . . .    3
         1.4.  Surrender and Exchange . . . . . . . . . . . . . . . . . .    4
         1.5.  Certificate of Incorporation . . . . . . . . . . . . . . .    5
         1.6.  By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.7.  Directors and Officers . . . . . . . . . . . . . . . . . .    5
         1.8.  Stock Transfer Books . . . . . . . . . . . . . . . . . . .    5

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF ALASKA GOLD
 SECTION 2.1.  Corporate Organization . . . . . . . . . . . . . . . . . .    5
         2.2.  Capitalization . . . . . . . . . . . . . . . . . . . . . .    5
         2.3.  Authorization and Validity of Agreement  . . . . . . . . .    6
         2.4.  No Conflict or Violation . . . . . . . . . . . . . . . . .    6
         2.5.  Consents and Approvals . . . . . . . . . . . . . . . . . .    6

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            OF MUELLER ACQUISITION
 SECTION 3.1.  Corporate Organization . . . . . . . . . . . . . . . . . .    7
         3.2.  Subsidiaries and Equity Investments  . . . . . . . . . . .    7
         3.3.  Authorization and Validity of Agreement  . . . . . . . . .    7
         3.4.  No Conflict or Violation . . . . . . . . . . . . . . . . .    8
         3.5.  Consents and Approvals . . . . . . . . . . . . . . . . . .    8

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                  OF MUELLER
 SECTION 4.1.  Corporate Organization . . . . . . . . . . . . . . . . . .    8
         4.2.  Title to Cancelled Shares  . . . . . . . . . . . . . . . .    8
         4.3.  Authorization and Validity of Agreement  . . . . . . . . .    8
         4.4.  No Conflict or Violation . . . . . . . . . . . . . . . . .    9

                                   ARTICLE V

                            COVENANT OF ALASKA GOLD

SECTION  5.1.  Vote . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                  ARTICLE VI

                       COVENANTS OF MUELLER ACQUISITION

 SECTION 6.1.  Conduct of Mueller Acquisition . . . . . . . . . . . . . .    9
         6.2.  Access to Information  . . . . . . . . . . . . . . . . . .   10
         6.3.  Other Fees and Expenses  . . . . . . . . . . . . . . . . .   10

                                  ARTICLE VII

                             COVENANTS OF MUELLER
 SECTION 7.1.  Vote . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         7.2.  No Sale or Disposition; Waiver . . . . . . . . . . . . . .   11

                                 ARTICLE VIII

                               OTHER AGREEMENTS

 SECTION 8.1.  Best Efforts . . . . . . . . . . . . . . . . . . . . . . .   11
         8.2.  Notification of Certain Matters  . . . . . . . . . . . . .   11
         8.3.  Further Assurances . . . . . . . . . . . . . . . . . . . .   12

                                  ARTICLE IX

                           CONDITIONS TO THE MERGER

 SECTION 9.1.  Conditions to the Obligations of Each Party  . . . . . . .   12
         9.2.  Conditions to the Obligation of Alaska Gold  . . . . . . .   12
         9.3.  Conditions to the Obligation of Mueller Acquisition  . . .   13

                                   ARTICLE X

                                  TERMINATION

 SECTION 10.1.  Termination . . . . . . . . . . . . . . . . . . . . . . .   14
         10.2.  Effect of Termination . . . . . . . . . . . . . . . . . .   14

                                  ARTICLE XI

                                 MISCELLANEOUS

 SECTION 11.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.3.  Amendment . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.4.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .   16
         11.5.  Successors and Assigns  . . . . . . . . . . . . . . . . .   16
         11.6.  Governing Law . . . . . . . . . . . . . . . . . . . . . .   16
         11.7.  Integration . . . . . . . . . . . . . . . . . . . . . . .   16
         11.8.  Headings and References . . . . . . . . . . . . . . . . .   16
         11.9.  Counterparts; Effectiveness . . . . . . . . . . . . . . .   16

                            INDEX TO DEFINED TERMS


Defined Term                                        Where Defined

Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Alaska Gold . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Cancelled Shares  . . . . . . . . . . . . . . . . . . . . . . . .   1.3(a)
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . .   1.2(b)
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2
Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2(a)
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . .   1.2(b)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(b)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . .   1.3(a)
Mueller . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Introduction
Mueller Acquisition . . . . . . . . . . . . . . . . . . . . . . . Introduction
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   1.4(a)
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(b)
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(b)
Schedule 13E-3  . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(b)
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.3(a)
Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(a)
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . .   1.2(a)

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of September 1, 1995 (this "Agreement") by and among ALASKA GOLD COMPANY, a Delaware corporation ("Alaska Gold"), MUELLER ACQUISITION CORPORATION, a Delaware corporation ("Mueller Acquisition"), and MUELLER INDUSTRIES, INC., a Delaware Corporation ("Mueller").

     WHEREAS, Mueller Acquisition is wholly owned by Mueller;

     WHEREAS, Mueller owns shares of common stock of Alaska Gold;

     WHEREAS, the parties hereto desire to effect the merger of Mueller Acquisition with and into Alaska Gold (the "Merger") pursuant to the terms of this Agreement;

     WHEREAS, upon the consummation of the Merger, each share of common stock of Mueller Acquisition will be converted into and become one share of common stock of the surviving corporation; and

     WHEREAS, the Board of Directors of each of Alaska Gold and Mueller Acquisition have determined that the Merger contemplated hereby is fair to and in the best interests of Alaska Gold and its shareholders and Mueller Acquisition and its sole shareholder;

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1.  Meeting of Alaska Gold's Stockholders; Proxy Statement;
Schedule 13E-3. (a) Alaska Gold will take all action necessary in accordance with applicable law to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the Merger. The Board of Directors of Alaska Gold, subject to its fiduciary duties as advised by counsel, will recommend that Alaska Gold's stockholders vote in favor of the Merger and the approval and adoption of this Agreement.

     (b) As soon as practicable, Alaska Gold shall file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), and shall use its best efforts to have cleared by the SEC, a proxy statement (together with any amendments or supplements thereto, the "Proxy Statement"), with respect to the Special Meeting. In addition, Alaska Gold and Mueller Acquisition shall file with the SEC and make available to Alaska Gold's stockholders, as required by applicable law, a joint Schedule 13E-3 (together with any amendments or supplements thereto, the "Schedule 13E-3") with respect to the Special Meeting and the Merger. Mueller Acquisition and Mueller will provide all information relating to them or their affiliates (other than Alaska Gold) for use in preparation of the Proxy Statement and
Schedule 13E-3. Alaska Gold will provide all information, other than that relating to Mueller Acquisition, Mueller or their respective affiliates (other than Alaska Gold), for use in the Proxy Statement and in the Schedule 13E-3. The information provided and to be provided by Alaska Gold, Mueller Acquisition and Mueller, respectively, for use in the Proxy Statement and in the Schedule 13E-3 shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information not misleading as of the date of the Proxy Statement or the
Schedule 13E-3, as the case may be, and as of the date of the Special Meeting. Alaska Gold will promptly advise Mueller Acquisition and Mueller and Mueller Acquisition or Mueller, as the case may be, will promptly advise Alaska Gold, in writing, if at any time prior to the Effective Time (as defined in Section
1.2 (b)) Alaska Gold, Mueller Acquisition or Mueller shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement or the Schedule 13E-3 in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the recommendation of the Board of Directors of Alaska Gold referred to in subdivision (a) of this
Section 1.1 as well as the conclusion of the Board of Directors of Alaska Gold that the terms and conditions of the Merger are fair to the stockholders of Alaska Gold (other than Mueller).

     SECTION 1.2. The Merger. (a) At the Effective Time, the Merger shall occur in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Mueller Acquisition shall cease, and Alaska Gold shall be the surviving corporation (the "Surviving Corporation").

     (b)  As soon as practicable after all of the conditions set forth in
Article IX have been satisfied or waived, Alaska Gold and Mueller Acquisition will file, or cause to be filed, with the Secretary of State of the State of Delaware a certificate of merger for the Merger in accordance with Delaware Law (the "Certificate of Merger"). The Merger shall become effective at the time such filing is made or at such other time as is set forth in the Certificate of Merger (the "Effective Time").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Alaska Gold and Mueller Acquisition, all as provided under Delaware Law.

     SECTION 1.3.  Conversion of Outstanding Shares.

     (a)  At the Effective Time:

          (i) each share of Common Stock (as defined in Section 2.2) of Alaska Gold (a "Share" and, collectively, the "Shares") outstanding immediately prior to the Effective Time (except for the Cancelled Shares hereinafter refered to) shall, except as otherwise provided in subsections (a)(iii) and (b) of this Section 1.3, be converted into and represent the right to receive $0.25 in cash (the "Merger Consideration");

          (ii) each Share held by Mueller outstanding immediately prior to the Effective Time (a "Cancelled Share" and, collectively, the "Cancelled Shares") shall, by virtue of the Merger, and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without any conversion thereof; provided, however, that in connection with, and only in connection with, the consummation of the Merger, Mueller waives its right to receive the Merger Consideration and consents to being treated less favorably than the other stockholders of Alaska Gold; and

          (iii) each share of common stock of Mueller Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

     (b) Notwithstanding subsection (a)(i) of this Section 1.3, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration pursuant to such subsection (a)(i) unless such holder fails to perfect or withdraws or loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall thereupon be deemed to have been converted into and to represent the right to receive, at the Effective Time, the Merger Consideration pursuant to the terms of subsection (a)(i) of this Section 1.3, without any interest thereon or addition thereto. Alaska Gold shall give Mueller Acquisition prompt notice of any demands received by Alaska Gold for appraisal of Shares, and Mueller Acquisition shall have the right to participate in all negotiations and proceedings with respect to such demands. Alaska Gold shall not, except with the prior written consent of Mueller Acquisition, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 1.4. Surrender and Exchange. (a) Promptly after the Effective Time, the Surviving Corporation, or such bank or trust company acting as paying agent (the "Paying Agent") for the Merger pursuant to an agreement in a form to be mutually agreed upon by Alaska Gold and Mueller Acquisition, shall mail or cause to be mailed to each holder of Shares at the Effective Time a letter of transmittal for use in surrendering for exchange the certificate or certificates representing such Shares. After the Effective Time, each such holder, upon surrender to the Paying Agent of such certificate or certificates (together with such letter of transmittal duly executed), will be entitled to receive the Merger Consideration. Until so surrendered, each such certificate shall after the Effective Time represent for all purposes only the right to receive the Merger Consideration. At the Effective Time, Mueller Acquisition shall furnish or cause to be furnished to the Paying Agent funds equal to the aggregate Merger Consideration payable to the holders of Shares. After the Effective Time, there shall be no further registration or transfers of Shares. The Surviving Corporation shall establish reasonable procedures for the delivery of the Merger Consideration to holders of Shares whose stock certificates have been lost, destroyed or mutilated.

     (b) If any delivery of the Merger Consideration is to be made pursuant to Section 1.3(a)(i) to a person other than the registered holder of the certificate or certificates surrendered in exchange therefor, it shall be a condition to such delivery that the certificate or certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such delivery shall (i) pay to the Paying Agent any transfer or other taxes required as a result of delivery to a person other than the registered holder or (ii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

     (c) Any holder of Shares who has not exchanged his Shares for the Merger Consideration in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Paying Agent and shall thereafter look only to the Surviving Corporation for payment in respect of his Shares.

Notwithstanding the foregoing, no party hereto shall be liable to a holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

     SECTION 1.5. Certificate of Incorporation. The Certificate of Incorporation of Alaska Gold as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.6. By-Laws. The By-Laws of Alaska Gold as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.7. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of Alaska Gold at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Alaska Gold at the Effective Time shall be the officers of the Surviving Corporation.

     SECTION 1.8. Stock Transfer Books. At the Effective Time the stock transfer books of Alaska Gold shall be closed and no transfer of shares of Common Stock shall thereafter be made on such stock transfer books.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF ALASKA GOLD

     Alaska Gold represents and warrants to Mueller Acquisition and Mueller that:

     SECTION 2.1. Corporate Organization. Alaska Gold is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

     SECTION 2.2. Capitalization. The authorized capital stock of Alaska Gold consists of 10,000,000 shares, consisting of 10,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), 5,000,000 shares of which are issued and outstanding, all of which have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Common Stock is the only outstanding capital stock of Alaska Gold.

     SECTION 2.3. Authorization and Validity of Agreement. Alaska Gold has the corporate power to enter into this Agreement, to carry out its obligations hereunder, and to consummate the Merger. The execution and delivery of this Agreement and the performance of Alaska Gold's obligations hereunder have been duly authorized by all necessary corporate action, including, without limitation, by the Board of Directors of Alaska Gold. The consummation of the Merger has been duly authorized by all necessary corporate action, other than the affirmative vote of the stockholders of Alaska Gold in accordance with applicable law and this Agreement, and approval of the Merger by the stockholders of Alaska Gold has been recommended by the Board of Directors of Alaska Gold. This Agreement has been duly executed by Alaska Gold and constitutes the valid and binding obligation of Alaska Gold enforceable against Alaska Gold in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 2.4. No Conflict or Violation. As of the date hereof and as of the Effective Time, the execution, delivery and performance by Alaska Gold of this Agreement and consummation of the Merger does not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Alaska Gold, or (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

     SECTION 2.5. Consents and Approvals. As of the Effective Time, no material consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no material declaration or notification to or filing or registration with any such governmental or regulatory authority, is required on the part of Alaska Gold in connection with the execution and delivery of this Agreement by Alaska Gold, the performance by Alaska Gold of its obligations hereunder, or the consummation of the Merger, other than in connection with or in compliance with the applicable provisions of Delaware Law, the Exchange Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            OF MUELLER ACQUISITION

     Mueller Acquisition represents and warrants to Alaska Gold that:

     SECTION 3.1. Corporate Organization. Mueller Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Since its date of incorporation, Mueller Acquisition has not engaged in any activities not related to the acquisition, or proposed acquisition, of Shares or the transactions contemplated by this Agreement and the Merger and as of the Effective Time Mueller Acquisition will have no liabilities other than those incurred to facilitate or in connection with the acquisition, or proposed acquisition, of Shares or the transactions contemplated by this Agreement and the Merger.

     SECTION 3.2. Subsidiaries and Equity Investments. As of the date of this Agreement there are no corporations of which Mueller Acquisition owns, directly or indirectly, shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation.

     SECTION 3.3. Authorization and Validity of Agreement. Mueller Acquisition has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the performance of Mueller Acquisition's obligations hereunder and the consummation of the Merger have been duly authorized by the Board of Directors and by the sole stockholder of Mueller Acquisition and no other proceedings on the part of Mueller Acquisition are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Mueller Acquisition and is the legal, valid and binding obligation of Mueller Acquisition, enforceable against Mueller Acquisition in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.4. No Conflict or Violation. As of the date hereof and as of the Effective Time, the execution, delivery and performance by Mueller Acquisition of this Agreement and consummation of the Merger does not and will not (i) violate or conflict with any provision of the charter documents or By-Laws of Mueller Acquisition, or (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

     SECTION 3.5. Consents and Approvals. As of the Effective Time, no material consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no material declaration or notification to or filing or registration with any such governmental or regulatory authority, is required on the part of Mueller Acquisition in connection with the execution and delivery of this Agreement by Mueller Acquisition, the performance by Mueller Acquisition of its obligations hereunder, or the consummation of the Merger, other than in connection with or in compliance with the applicable provisions of Delaware Law, the Exchange Act or the HSR Act.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                  OF MUELLER

     Mueller represents and warrants to Alaska Gold that:

     SECTION 4.1. Corporate Organization. Mueller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 4.2. Title to Cancelled Shares. All of the Cancelled Shares are owned of record and beneficially by Mueller free and clear of all liens.

     SECTION 4.3. Authorization and Validity of Agreement. Mueller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Mueller's obligations hereunder have been duly authorized by the board of directors of Mueller and no other proceedings on the part of Mueller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Mueller and is the legal, valid and binding obligation of Mueller, enforceable against Mueller in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and

(ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.4. No Conflict or Violation. As of the date hereof and as of the Effective Time, the execution, delivery and performance by Mueller of this Agreement and consummation of the Merger does not and will not (i) violate or conflict with any provision of the charter documents or By-Laws of Mueller, or
(ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.


                                   ARTICLE V

                            COVENANT OF ALASKA GOLD

     Alaska Gold agrees that:

SECTION 5.1. Vote. From and after the date hereof, Alaska Gold will, to the extent required by applicable law or as otherwise reasonably requested by Mueller Acquisition and in accordance with Delaware Law and its Certificate of Incorporation and By-Laws, use its best efforts to (a) solicit from the stockholders of Alaska Gold proxies in favor of the approval of this Agreement and (b) take all other action necessary or helpful to secure a vote of stockholders in favor of the Merger and to approve this Agreement.


                                  ARTICLE VI

                       COVENANTS OF MUELLER ACQUISITION

     Mueller Acquisition agrees that:

     SECTION 6.1. Conduct of Mueller Acquisition. From and after the date of this Agreement and until the Effective Time, Mueller Acquisition shall conduct its business solely in the ordinary course consistent with past practice and, without the prior written consent of Alaska Gold, will not, except as required or permitted pursuant to the terms hereof or as may occur in the ordinary course of business consistent with past practice:

          (i)  make any change in its Certificate of Incorporation; or

         (ii) take any other action that would cause any of the representations and warranties made in this Agreement not to remain true and correct; or

        (iii)  commit itself to do any of the foregoing.

     SECTION 6.2. Access to Information. From and after the date hereof and subject to the execution of such confidentiality agreements as Mueller Acquisition shall reasonably require, Mueller Acquisition will give Alaska Gold and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Mueller Acquisition and will instruct Mueller Acquisition's employees, counsel and financial advisors to cooperate with any such person in its investigation of Mueller Acquisition.

     SECTION 6.3. Other Fees and Expenses. Whether or not the Merger is consummated (except as provided below), from and after the date hereof and without the execution of any further instrument, Mueller Acquisition will (a) assume all of the obligations of Mueller and of any entity formed by it for purposes of completing the Merger (including but not limited to Mueller Acquisition) including, without limitation, indemnities, contribution, compensation and expense reimbursements. Mueller Acquisition will pay all reasonable attorneys' fees, expenses and disbursements of Alaska Gold incurred prior to or after the date hereof in connection with the transactions contemplated by this Agreement; provided, however, that Mueller Acquisition shall not be obligated to assume any obligation or to pay any fees and expenses under this Section 6.3 if this Agreement is terminated because of a material breach by Alaska Gold of any of its representations, warranties or covenants contained hereunder.


                                  ARTICLE VII

                             COVENANTS OF MUELLER

     Mueller agrees that:

     SECTION 7.1. Vote. Mueller will vote the Cancelled Shares in favor of the approval and adoption of this Agreement and the approval of the Merger.

     SECTION 7.2. No Sale or Disposition; Waiver. From and after the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement, Mueller will not sell or otherwise dispose of any Cancelled Shares other than to any of its respective affiliates or otherwise to facilitate the consummation of the transactions contemplated by this Agreement.


                                 ARTICLE VIII

                               OTHER AGREEMENTS

     The parties hereto agree that:

     SECTION 8.1. Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including without limitation under the HSR Act, to consummate the transactions contemplated by this Agreement as promptly as possible.

     SECTION 8.2. Notification of Certain Matters. Each party to this Agreement will give prompt notice to the other parties hereof of:

          (i) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

         (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

        (iii) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Alaska Gold on the one hand, or Mueller Acquisition and/or Mueller on the other hand, which is reasonably likely to affect materially the transactions contemplated by this Agreement;

         (iv) the occurrence, or failure to occur, of any event or change in circumstances where such occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect at any time from the date hereof to the Effective Time; and

          (v) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

No such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     SECTION 8.3. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Alaska Gold or Mueller Acquisition, any deeds, bills of sale, assignments or assurances and to take and do in the name and on behalf of Alaska Gold or Mueller Acquisition any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Alaska Gold acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  ARTICLE IX

                           CONDITIONS TO THE MERGER

     SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of Alaska Gold and Mueller Acquisition to consummate the Merger are subject to (a) the approval of the Merger and this Agreement at the Special Meeting by the affirmative vote of at least the holders of a majority of the Shares outstanding on the record date of such Special Meeting (b) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, (c) the absence of any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining the consummation of the Merger, and (d) the receipt of an opinion of counsel to Alaska Gold, in form and substance reasonably satisfactory to Alaska Gold and Mueller Acquisition, as to the validity of the Merger under Delaware Law.

     SECTION 9.2. Conditions to the Obligation of Alaska Gold. The obligation of Alaska Gold to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

          (a) Mueller Acquisition shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) the representations and warranties of Mueller Acquisition contained in this Agreement and in any certificate or other writing delivered by Mueller Acquisition pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than any inaccuracies in such representations or warranties that are attributable to Alaska Gold);

          (c) receipt by Alaska Gold of a certificate signed by an executive officer of Mueller Acquisition to the effect set forth in paragraphs (a) and (b) of this Section; and

          (d) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which Alaska Gold shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of Alaska Gold or Mueller Acquisition effectively to consummate the Merger, (2) have the effect of rendering the Merger violative of any applicable law, or (3) have a material adverse effect on the business, assets or financial condition of the Surviving Corporation.

     SECTION 9.3. Conditions to the Obligation of Mueller Acquisition. The obligation of Mueller Acquisition to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

          (a) Alaska Gold shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) the representations and warranties of Alaska Gold contained in this Agreement and in any certificate or other writing delivered by Alaska Gold pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time;

          (c) receipt by Mueller Acquisition of a certificate signed by an executive officer of Alaska Gold to the effect set forth in paragraphs
     (a) and (b) of this Section;

          (d) the holders of not more than 5% of the outstanding shares of Common Stock shall have exercised their appraisal rights in the Merger in accordance with Delaware Law; and

          (e) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which Mueller Acquisition shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of Alaska Gold or Mueller Acquisition effectively to consummate the Merger, (2) have the effect of rendering the Merger violative of any applicable law, or (3) have a material adverse effect on the business, assets or financial condition of the Surviving Corporation.


                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of Alaska Gold and Mueller Acquisition after approval of their respective Board of Directors; or

          (b) by either Alaska Gold or Mueller Acquisition after approval of the Board of Directors of Alaska Gold or Mueller Acquisition, as the case may be, if the Merger has not been consummated on or before December 1, 1995; provided, however, that neither party may terminate this Agreement pursuant to this clause (b) if the failure of such party to fulfill any of its obligations under this Agreement shall have been the reason that the Merger shall not have been consummated on or before said date.

     SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

          (a)  if to Alaska Gold to:

               Alaska Gold Company
               2959 North Rock Road
               Wichita, Kansas  67226
               Facsimile:  (316) 636-6390

               Attention:  Gary L. Barker

          (b)  if to Mueller Acquisition to:

               Mueller Acquisition Corporation
               c/o Alaska Gold Company
               2959 North Rock Road
               Wichita, Kansas  67226
               Facsimile:  (316) 636-6390

               Attention:  William H. Hensley

or such other address or facsimile number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is provided, (ii) if given via United States mail, three days after such notice is deposited in the mail in a postage pre-paid envelope, or (iii) if given by any other means, when delivered at the address specified in this Section.

     SECTION 11.2. Survival. None of the representations, warranties, agreements or covenants contained herein shall survive the Effective Time except for the agreements contained in Sections 1.3, 1.4, 1.5 and 8.3.

     SECTION 11.3. Amendment. Subject to applicable law, any provision of this Agreement may be amended by the parties hereto, by action of each of their respective Board of Directors or by their respective officers duly authorized by such Board of Directors, at any time prior to the Effective Time. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

     SECTION 11.4. Waiver. (a) At any time prior to the Effective Time, Mueller Acquisition on the one hand, and Alaska Gold on the other hand, may
(i) extend the time for the performance of any agreement of the other party or parties hereto, (ii) waive any accuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any agreement or condition contained herein; provided, however, that if such waiver would have the same effect as any decrease of the amount or change in the type of the Merger Consideration or any amendment to Article IX, Article X or Section 11.3 hereof, such waiver shall also be approved by the respective Board of Directors of each of Alaska Gold and Mueller Acquisition. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and delivered to the other parties.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign or otherwise transfer any of its rights under this Agreement without the consent of the other parties hereto.

     SECTION 11.6. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

     SECTION 11.7. Integration. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     SECTION 11.8. Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     SECTION 11.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                         ALASKA GOLD COMPANY


                         By:/s/ Gary L. Barker
                            Name:   Gary L. Barker
                            Title:  President



                         MUELLER ACQUISITION CORPORATION


                         By:/s/ William H. Hensley
                            Name:   William H. Hensley
                            Title:  President and Secretary


                         MUELLER INDUSTRIES, INC.


                         By:/s/ William H. Hensley
                            Name:   William H. Hensley
                            Title:  Vice President, General
                                    Counsel and Secretary